INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated June 7, 2001 in the Registration Statement on Form SB-2 of Dr. Owl Online, Inc. dated July 24, 2001.

We also consent to the references to us under the heading "Experts" in such Document.


July 24, 2001

/s/  Malone & Bailey, PLLC
----------------------------
Malone  &  Bailey,  PLLC
Houston,  Texas


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